AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON

                                OCTOBER 10, 1996

                               File No. 811-07603


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                               AMENDMENT NO. 1 |X|


                     STANDISH, AYER & WOOD MASTER PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)

                                  P.O. Box 501
                            George Town, Grand Cayman
                              Cayman Island, B.W.I.
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including Area Code: (809) 949-2001

                                 Richard S. Wood
                           Standish, Ayer & Wood, Inc.
                              One Financial Center
                           Boston, Massachusetts 02109
                     (Name and Address of Agent for Service)

                                EXPLANATORY NOTES


         This Amendment No. 1 to the Registration Statement on Form N-1A (the "Amended Registration Statement") has been filed by the Registrant pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 8b-15 thereunder. However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Amended Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

         This Amended Registration Statement is intended to apply only to the Standish Small Capitalization Equity Portfolio II and is not intended to affect the registration status under the 1940 Act of any other series of the Registrant.

Dated October 11, 1996

                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                STANDISH SMALL CAPITALIZATION EQUITY PORTFOLIO II

                                     PART A


THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN STANDISH SMALL CAPITALIZATION EQUITY PORTFOLIO II.

         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.           GENERAL DESCRIPTION OF REGISTRANT.

         Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust") is a no-load, open-end management investment company which was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trust or series, each having distinct investment objectives and policies, one of which, Standish Small Capitalization Equity Portfolio II, (the "Portfolio") is described herein. Beneficial interests in each Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933 (the "1933 Act"). Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

INVESTMENT OBJECTIVE

         The Portfolio's investment objective is to achieve long-term growth of capital. The Portfolio seeks to achieve its investment objective by investing at least 80% of its total assets in equity and equity-related securities of small capitalization companies. Equity and equity-related securities include common stocks, preferred stocks, securities convertible into common stocks and options, futures and other strategic transactions based on common stocks. Because of the uncertainty inherent in all investments, no assurance can be given that the Portfolio will achieve its investment objective.

INVESTMENT POLICIES

         The companies in whose equity and equity-related securities the Portfolio invests generally have market capitalizations between $400 million and $750 million. The Portfolio expects that no more than 20% of its total assets will be invested in companies that have a market capitalization above $1 billion.

         The Portfolio may participate in initial public offerings for previously privately held companies which are generally expected to have market capitalizations over $400 million and under $750 million after the consummation of the offering and whose securities are expected to be liquid after the offering. Such companies may have a more limited operating history and/or less experienced management than other companies in which the Portfolio invests, which may pose additional risks.

         At times, particularly when Standish, Ayer & Wood, Inc. (the "Adviser") believes that securities of small capitalization companies are overvalued, the Portfolio's portfolio may include securities of larger, more mature companies, provided that the value of the securities of these companies shall not exceed 20% of the Portfolio's total assets. The Portfolio will invest in publicly traded equity securities and, excluding equity securities received as distributions on portfolio securities, will not normally hold equity securities which are restricted as to disposition under federal securities laws or are otherwise illiquid or not readily marketable but may do so to the extent permitted by its investment restrictions under certain circumstances. The Portfolio will attempt to reduce risk by diversifying its investments within the investment policies set forth above.

         As a temporary matter or for defensive purposes, the Portfolio may invest all or a portion of its assets in investment grade short-term debt securities or cash equivalents.

         The investment objective of the Portfolio is not a fundamental policy and may be changed without the approval of the Portfolio's investors. Other investment policies which are not fundamental polices may be changed by the Trustees of the Portfolio Trust without the approval of the Portfolio's investors. The Portfolio's investment policies are described further below and in Part B.

FOREIGN SECURITIES

         The Portfolio may invest up to 15% of its net assets in foreign equity securities, including securities of foreign issuers that are listed on a United States exchange or traded in the U.S. over-the-counter market and sponsored and unsponsored American Depositary Receipts (ADRs). Securities of foreign issuers, including emerging markets companies, will be selected for investment by the Portfolio if the Adviser believes these securities will offer above average capital growth potential.

Investing in securities of foreign companies which are generally denominated in foreign currencies and utilizing foreign currency transactions involve certain risks of political, economic and legal conditions and developments not typically associated with investing in United States companies. Such conditions or developments might include favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), civil disorder, expropriation of assets of companies in which the Portfolio invests, nationalization of such companies, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against a foreign issuer. Also, foreign securities may not be as liquid as, and may be more volatile than, comparable domestic securities. Furthermore, issuers of foreign securities are subject to different, often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. The Portfolio, in connection with its purchases and sales of foreign securities, other than securities denominated in United States dollars, will incur transaction costs in converting currencies. Also, foreign custodial costs relating to the Portfolio's portfolio securities are higher than domestic custodial costs. Fixed commissions on foreign stock exchanges are generally higher than negotiated commissions on United States exchanges. Finally, transactions in equity securities effected on some foreign stock exchanges, and consequently the Portfolio's investments on such exchanges, may not be settled promptly and therefore such investments may be less liquid and subject to the risk of fluctuating currency exchange rates pending settlement.

         Investments by the Portfolio in securities of issuers in emerging markets involves risks in addition to those discussed above. Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on the economies and securities markets of certain emerging market countries. Moreover, the economies of individual emerging market countries may differ favorably or unfavorably from the U.S. economy in such respects as the rate of growth of gross domestic product, the rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position.

SHORT TERM DEBT SECURITIES; MONEY MARKET INSTRUMENTS

         The Portfolio may invest uncommitted cash and cash needed to maintain liquidity for redemptions in short-term debt securities and cash equivalents, including short-term U.S. Government securities (direct obligations of the U.S. Government backed by the full faith and credit of the United States and securities issued by agencies and instrumentalities of the U.S. Government), U.S. and foreign commercial paper, negotiable certificates of deposit, non-negotiable fixed time deposits, bankers' acceptances, repurchase agreements and other money market securities and instruments.

         When the Adviser deems it advisable because of market conditions, the Portfolio may temporarily invest in short-term debt securities or retain cash or cash equivalents without limit. Such investments will be limited to 20% of total assets unless the Portfolio is in a temporary defensive position.

         The Portfolio's investments in money market securities (i.e., securities with maturities of less than one year) will be limited to securities which are rated P-1 by Moody's Investors Service, Inc. (Moody's) or A-1 by Standard & Poor's Ratings Group ("Standard & Poor's"). The Portfolio will invest at least 95% of its assets which are invested in short-term interest-bearing securities (i.e., securities with maturities of one to three years) in securities which are rated at the time of investment Aaa, Aa or A by Moody's or AAA, AA, or A by Standard & Poor's, or which, if not rated, are of comparable investment quality in the opinion of the Adviser. Up to 5% of assets invested in such short-term securities may be invested in securities which are rated Baa by Moody's or BBB by Standard & Poor's, or which, if not rated, are of comparable investment quality in the opinion of the Adviser. In the case of a security rated differently by the two rating services the higher rating is used in applying the 5% limit.

         In the event that the rating on a security held in the Portfolio's portfolio is lowered by a rating service, such action will be considered by the Adviser in its evaluation of the overall investment merits of that security, but will not necessarily result in the sale of the security. Securities rated Baa by Moody's and BBB by Standard & Poor's may have some speculative characteristics and changes in economic conditions and other circumstances are more likely to lead to weakened capacity to make principal and interest payments than is the case with higher rated securities.

REPURCHASE AGREEMENTS

         The Portfolio may invest up to 10% of its net assets in repurchase agreements under normal circumstances. Repurchase agreements acquired by the Portfolio will always be fully collateralized as to principal and interest by money market instruments and will be entered into with commercial banks, brokers and dealers considered creditworthy by the Adviser. If the other party or "seller" of a repurchase agreement defaults, the Portfolio might suffer a loss to the extent that the proceeds from the sale of the underlying securities and other collateral held by the Portfolio in connection with the related repurchase agreement are less than the repurchase price. In addition, in the event of bankruptcy of the seller or failure of the seller to repurchase the securities as agreed, the Portfolio could suffer losses, including loss of interest on or principal of the security and costs associated with delay and enforcement of the repurchase agreement.

STRATEGIC TRANSACTIONS

         The Portfolio may, but is not required to, utilize various other investment strategies as described below to hedge various market risks (such as interest rates, currency exchange rates, and broad or specific equity market movements), or to enhance potential gain. Such strategies are generally accepted as part of modern portfolio management and are regularly utilized by many mutual funds and other institutional investors. Techniques and instruments used by the Portfolio may change over time as new instruments and strategies are developed or regulatory changes occur.

         In the course of pursuing its investment objective, the Portfolio may purchase and sell (write) exchange-listed and over-the-counter put and call options on securities, equity indices and other financial instruments; purchase and sell financial futures contracts and options thereon; enter into various interest rate transactions such as swaps, caps, floors or collars; and enter into various currency transactions such as currency forward contracts, currency futures contracts, currency swaps or options on currencies or currency futures (collectively, all the above are called "Strategic Transactions"). Each Strategic Transaction described above is a derivative instrument because it derives its value from the security or contract underlying the specific Transaction. Strategic Transactions may be used in an attempt to protect against possible changes in the market value of securities held in or to be purchased for the Portfolio's portfolio resulting from securities markets or currency exchange rate fluctuations, to protect the Portfolio's unrealized gains in the value of its portfolio securities, to facilitate the sale of such securities for investment purposes, or to establish a position in the derivatives markets as a temporary substitute for purchasing or selling particular securities. In addition to the hedging transactions referred to in the preceding sentence, Strategic Transactions may also be used to enhance potential gain in circumstances where hedging is not involved although the Portfolio will attempt to limit its net loss exposure resulting from Strategic Transactions entered into for such purposes to not more than 3% of the Portfolio's net assets at any one time and, to the extent necessary, the Portfolio will close out transactions in order to comply with this limitation. (Transactions such as writing covered call options are considered to involve hedging for the purposes of this limitation.) The Portfolio's use of Strategic Transactions to enhance potential gain may be considered speculative. In calculating the Portfolio's net loss exposure from such Strategic Transactions, an unrealized gain from a particular Strategic Transaction position would be netted against an unrealized loss from a related Strategic Transaction position. For example, if the Adviser believes that the Portfolio is underweighted in cyclical stocks and overweighed in consumer stocks, the Portfolio may buy a cyclical index call option and sell a cyclical index put option and sell a consumer index call option and buy a consumer index put option. Under such circumstances, any unrealized loss in the cyclical position would be netted against any unrealized gain in the consumer position (and vice versa) for purposes of calculating the Portfolio's net loss exposure. The ability of the Portfolio to utilize these Strategic Transactions successfully will depend on the Adviser's ability to predict pertinent market movements, which cannot be assured. The Portfolio will comply with applicable regulatory requirements when implementing these strategies, techniques and instruments. The Portfolio's activities involving Strategic Transactions may be limited to enable certain of its investors to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company.

SHORT-SELLING

         The Portfolio may make short sales, which are transactions in which the Portfolio sells a security it does not own in anticipation of a decline in the market value of that security. To complete such a transaction, the Portfolio must borrow the security to make delivery to the buyer. The Portfolio then is obligated to replace the security borrowed by purchasing it at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Portfolio. Until the security is replaced, the Portfolio is required to pay to the lender amounts equal to any dividends or interest which accrue during the period of the loan. To borrow the security, the Portfolio also may be required to pay a premium, which would increase the cost of the security sold. The proceeds of the short sale will be retained by the broker, to the extent necessary to meet margin requirements, until the short position is closed out.

         Until the Portfolio replaces a borrowed security in connection with a short sale, the Portfolio will: (a) maintain daily a segregated account not with the broker, containing cash or liquid securities, at such a level that the amount deposited in the account plus the amount deposited with the broker as collateral will equal the current value of the security sold short; or (b) otherwise cover its short position.


         The Portfolio anticipates that the frequency of short sales will vary substantially in different periods, and it does not intend that any specified portion of its assets, as a matter of practice, will be in short sales. However, no securities will be sold short if, after effect is given to any such short sale, the total market value of all securities sold short would exceed 5% of the value of the Portfolio's net assets.

         In addition to the short sales discussed above, the Portfolio may make short sales "against the box," a transaction in which the Portfolio enters into a short sale of a security which the Portfolio owns. The proceeds of the short sale are held by a broker until the settlement date at which time the Portfolio delivers the security to close the short position. The Portfolio receives the net proceeds from the short sale.

OTHER INVESTMENT COMPANIES

         The Portfolio may invest up to 10% of its total assets in the securities of other investment companies but may not invest more than 5% of its total assets in the securities of any one investment company or acquire more than 3% of the voting securities of any other investment company. For example, the Portfolio may invest in Standard & Poor's Depositary Receipts (commonly referred to as "Spiders"), which are exchange-traded shares of a closed-end investment company that are designed to replicate the price performance and dividend yield of the Standard & Poor's 500 Composite Stock Price Index. The Portfolio will indirectly bear its proportionate share of any management fees and other expenses paid by investment companies in which it invests in addition to the advisory and administration fees paid by the Portfolio. However, to the extent that the Portfolio invests in a registered open-end investment company, the Adviser will not impose its advisory fees on the portion of the Portfolio's assets so invested.

PORTFOLIO TURNOVER

         It is not the policy of the Portfolio to purchase or sell securities for trading purposes. However, the Portfolio places no restrictions on portfolio turnover and it may sell any portfolio security without regard to the period of time it has been held. The Portfolio may therefore generally change its portfolio investments at any time in accordance with the Adviser's appraisal of factors affecting any particular issuer or market, or the economy in general. Portfolio turnover is not expected to exceed 150% on an annual basis. A rate of turnover of 100% would occur, for example, if the value of the lesser of purchases or sales of portfolio securities for a particular year equaled the average monthly value of portfolio securities owned during the year (excluding securities with a maturity date of one year or less at the date of acquisition). A high rate of portfolio turnover involves a correspondingly greater amount of transaction costs which must be borne directly by the Portfolio and thus indirectly by the Portfolio's investors and their shareholders.

INVESTMENT RESTRICTIONS

         The Portfolio has adopted certain fundamental policies which may not be changed without the approval of the Portfolio's investors.

         These policies provide, among other things, that the Portfolio may not:
(i) invest, with respect to at least 75% of its total assets, more than 5% in the securities of any one issuer (other than the U.S. Government, its agencies or instrumentalities) or acquire more than 10% of the outstanding voting securities of any issuer; (ii) invest 25% or more of its total assets in a single industry except that this restriction shall not apply to U.S. Government securities; or (iii) borrow money, except in amounts not to exceed 33 1/3% of the value of the Portfolio's total assets (including the amount borrowed) taken at market value (a) from banks for temporary or short-term purposes or for the clearance of transactions, (b) in connection with the redemption of shares or to finance failed settlements of portfolio trades without immediately liquidating portfolio securities or other assets; (c) in order to fulfill commitments or plans to purchase additional securities pending the anticipated sale of other portfolio securities or assets; and (d) the Portfolio may enter into reverse repurchase agreements and forward roll transactions.

         If any percentage restriction described above is adhered to at the time of investment, a subsequent increase or decrease in the percentage resulting from a change in the value of the Portfolio's assets will not constitute a violation of the restriction. Additional fundamental policies adopted by the Portfolio are described in Part B.

RISK FACTORS

         The Portfolio is not intended to provide an investment program meeting all the requirements of an investor. The companies in which the Portfolio invests generally reinvest their earnings, and dividend income should not be expected. Additionally, notwithstanding the Portfolio's ability to diversify and spread risk by holding securities of a number of Portfolio companies, investors of the Portfolio should be able and prepared to bear the risk of investment losses which may accompany the investment contemplated by the Portfolio.

         Although investments in small capitalization companies may present greater opportunities for growth, they also involve greater risks than are customarily associated with investments in larger, more established companies. The securities of small capitalization companies may be subject to more volatile market movements than securities of larger, more established companies. Smaller companies may have limited product lines, markets or financial resources, and they may depend upon a limited or less experienced management group. The securities of small capitalization companies may be traded only on the over-the-counter market or on a regional securities exchange and may not be traded daily or in the volume typical of trading on a national securities exchange. As a result, the disposition by the Portfolio of portfolio securities in order to meet redemptions or otherwise may require the Portfolio to sell securities at a discount from market prices, over a longer period of time or during periods when disposition is not desirable.

Strategic Transactions

         Strategic Transactions have risks associated with them including possible default by the other party to the transaction, illiquidity and, to the extent the Adviser's view as to certain market movements is incorrect, the risk that the use of such Strategic Transactions could result in losses greater than if they had not been used. The writing of put and call options may result in losses to the Portfolio, force the purchase or sale, respectively, of portfolio securities at inopportune times or for prices higher than (in the case of purchases due to the exercise of put options) or lower than (in the case of sales due to the exercise of call options) current market values, limit the amount of appreciation the Portfolio can realize on its investments or cause the Portfolio to hold a security it might otherwise sell. The use of currency transactions can result in the Portfolio incurring losses as a result of a number of factors including the imposition of exchange controls, suspension of settlements, or the inability to deliver or receive a specified currency. The use of options and futures transactions entails certain other risks. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related portfolio position of the Portfolio creates the possibility that losses on the hedging instrument may be greater than gains in the value of the Portfolio's position. The writing of options could significantly increase the
Portfolio's portfolio turnover rate and, therefore, associated brokerage commissions or spreads. In addition, futures and options markets may not be liquid in all circumstances and certain over-the-counter options may have no markets. As a result, in certain markets, the Portfolio might not be able to close out a transaction without incurring substantial losses, if at all. Although the use of futures and options transactions for hedging should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time, in certain circumstances, these transactions tend to limit any potential gain which might result from an increase in value of such position. The loss incurred by the Portfolio in writing options on futures and entering into futures transactions is potentially unlimited; however, as described above, the Portfolio will attempt to limit its net loss exposure resulting from Strategic Transactions entered into for non-hedging purposes to not more than 3% of its net assets at any one time. Futures markets are highly volatile and the use of futures may increase the volatility of the Portfolio's net asset value. Finally, entering into futures contracts would create a greater ongoing potential financial risk than would purchases of options where the exposure is limited to the cost of the initial premium. Losses resulting from the use of Strategic Transactions would reduce net asset value and the net result may be less favorable than if the Strategic Transactions had not been utilized. Further information concerning the Portfolio's Strategic Transactions is set forth in Part B.

Short-Selling

         The Portfolio will incur a loss as a result of the short sale if the price of the security increases between the date of the short sale and the date on which the Portfolio replaces the borrowed security. The Portfolio will realize a gain if the security declines in price between those dates by an amount greater than premium and transaction costs. This result is the opposite of what one would expect from a cash purchase of a long position in a security. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of any premium or amounts in lieu of dividends or interest the Portfolio may be required to pay in connection with a short sale.

         The Portfolio's loss on a short sale as a result of an increase in the price of the security sold short is potentially unlimited. The Portfolio may purchase call options to provide a hedge against an increase in the price of a security sold short by the Portfolio. When the Portfolio purchases a call option it must pay a premium to the person writing the option and a commission to the broker selling the option. If the option is exercised by the Portfolio, the premium and the commission paid may be more than the amount of the brokerage commission charged if the security were to be purchased directly.

ITEM 5.           MANAGEMENT OF THE FUND.

TRUSTEES

         The Portfolio is a separate investment series of Standish, Ayer & Wood Master Portfolio, a master trust fund organized under the laws of the State of New York. Under the terms of the Declaration of Trust, the affairs of the Portfolio are managed under the supervision of the Trustees of the Portfolio Trust.

         A majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Portfolio Trust, as the case may be, have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that the same individuals are trustees of the Portfolio Trust and an investor in the Portfolio Trust, up to and including creating separate boards of trustees. See "Management of the Portfolio" in Part B for more information about the Trustees and officers of the Portfolio Trust.

INVESTMENT ADVISER

         Standish, One Financial Center, Boston, Massachusetts 02111, serves as investment adviser to the Portfolio pursuant to an investment advisory agreement and manages the Portfolio's investments and affairs subject to the supervision of the Trustees of the Portfolio Trust. The Adviser is a Massachusetts corporation incorporated in 1933 and is a registered investment adviser under the Investment Advisers Act of 1940.

         The Adviser provides fully discretionary management services and counseling and advisory services to a broad range of clients throughout the United States and abroad. As of September 30, 1996, Standish or its affiliate, Standish International Management Company, L.P. ("SIMCO"), served as the investment adviser to each of the following funds in the Standish, Ayer & Wood family of funds:

                                                               Net Assets as of
                                                              September 30, 1996
Standish Controlled Maturity Fund.............................   $   10,540,255
Standish Equity Portfolio.....................................      107,427,474
Standish Fixed Income Portfolio...............................    2,435,532,278
Standish Fixed Income Fund II.................................       10,434,068
Standish Global Fixed Income Portfolio........................      157,190,502
Standish Intermediate Tax Exempt Bond Fund....................       34,789,565
Standish International Equity Fund............................       48,179,075
Standish International Fixed Income Fund......................      886,509,347
Standish Massachusetts Intermediate Tax Exempt Bond Fund......       32,216,649
Standish Securitized Fund.....................................       51,628,213
Standish Short-Term Asset Reserve Fund........................      222,525,646
Standish Small Capitalization Equity Portfolio................      236,113,563
Standish Small Capitalization Equity Portfolio II.............                0
Standish Small Cap Tax-Sensitive Equity Fund..................        6,742,185
Standish Tax-Sensitive Equity Fund............................        2,840,324

         Corporate pension funds are the largest asset under active management by the Adviser. The Adviser's clients also include charitable and educational endowment funds, financial institutions, trusts and individual investors. As of September 30, 1996, the Adviser managed approximately $29 billion of assets.

         The Portfolio has two portfolio managers. Mr. Nicholas S. Battelle has been primarily responsible for the day-to-day management of the Standish Small Capitalization Equity Portfolio's portfolio since 1990. During the past five years, Mr. Battelle has served as a Vice President as well as a Director of the Adviser. Mr. Andrew L. Beja has been associated with the Adviser since March 1996 as Senior Analyst on the small capitalization company team. Prior to joining the Adviser, Mr. Beja was a Vice President and analyst at Advest, Inc. from 1985-1996.

         Subject to the supervision and direction of the Trustees of the Portfolio Trust, the Adviser manages the Portfolio in accordance with its stated investment objective and policies, recommends investment decisions for the Portfolio, places orders to purchase and sell securities on behalf of the Portfolio and permits the Portfolio to use the name "Standish." For its services to the Portfolio, the Adviser receives a monthly fee equal on an annual basis to 0.60% of the Portfolio's average daily net assets.

ADMINISTRATOR OF THE PORTFOLIO

         IBT Trust Company (Cayman) Ltd., P.O. Box 501, Grand Cayman, Cayman Islands, BWI, serves as the administrator to the Portfolio (the "Portfolio Administrator") pursuant to a written administration agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. For its services to the Portfolio Trust, the Portfolio Administrator will receives a fee from the Portfolio in the amount of $7,500 annually.

EXPENSES

         The Portfolio is responsible for all of its costs and expenses not expressly stated to be payable by Standish under the investment advisory agreement with the Portfolio. Among other expenses, the Portfolio pays investment advisory fees; bookkeeping, share pricing and custodian fees and expenses; expenses of notices and reports to interest-holders; and expenses of the Portfolio's administrator. The Portfolio will pay legal and auditing fees; any registration and reporting fees and expenses; and Trustees' fees and expenses. Expenses of the Portfolio Trust which relate to more than one of its series are allocated among such series by the Adviser and SIMCO in an equitable manner, primarily on the basis of relative net asset values.

         Standish has agreed in the investment advisory agreement to limit the Portfolio's total annual operating expenses (excluding brokerage commissions, taxes and extraordinary expenses) to 1.50% of the Portfolio's average daily net assets. If the expense limit is exceeded, the compensation due Standish for such fiscal year shall be proportionately reduced by the amount of such excess by a reduction or refund thereof at the time such compensation is payable after the end of each calendar month, subject to readjustment during such fiscal year.

PORTFOLIO TRANSACTIONS

         Subject to the supervision of the Trustees of the Portfolio Trust, the Adviser selects the brokers and dealers that execute orders to purchase and sell portfolio securities for the Portfolio. The Adviser will generally seek to obtain the best available price and most favorable execution with respect to all transactions for the Portfolio.

         Subject to the consideration of best price and execution and to applicable regulations, the receipt of research and sales of shares of an investor in the Portfolio may also be considered factors in the selection of brokers that execute orders to purchase and sell portfolio securities for the Portfolio.

ITEM 6.           CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio Trust was organized as a trust under the laws of the State of New York on January 18, 1996. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the Portfolio although they will bear the risk of loss of their entire respective interests in the Portfolio. However, there is a risk that interest-holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest-holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series. Currently, the Portfolio Trust has five series: Standish Fixed Income Portfolio, Standish Equity Portfolio,
Standish Small Capitalization Equity Portfolio, Standish Global Fixed Income Portfolio and Standish Small
Capitalization Equity Portfolio II.

         Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g. upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, P.O.

Box 501, Cardinal Avenue, George Town, Grand Cayman, Cayman Islands, British West Indies.

         Please see Item 7 for a discussion of the Portfolio's dividend policy.

ITEM 7.           PURCHASE OF SECURITIES BEING OFFERED.

         Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "General Description of Registrant" above.

         An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

         The Portfolio's portfolio securities are valued at the last sale prices, on the valuation date, on the exchange or national securities market on which they are primarily traded. Securities not listed on an exchange or national securities market, or securities for which there were no reported transactions, are valued at the last quoted bid prices. Securities for which quotations are not readily available and all other assets are valued at fair value as determined in good faith by the Adviser in accordance with procedures approved by the Trustees of the Portfolio Trust. Money market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Portfolio Trust's Board of Trustees determines that amortized cost does not represent fair value. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees of the Portfolio Trust determine during such sixty-day period that amortized cost does not represent fair value. Additional information concerning the Portfolio's valuation policies is contained in Part B.

         The net asset value of the Portfolio is determined in U.S. dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). This determination is made as of the close of regular trading on the NYSE which is currently 4:00 p.m., New York time (the "Valuation Time").

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such Business Day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

         The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

         Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will not be subject to any U.S. federal or state income tax. However, any investor in the Portfolio that is subject to U.S. federal income taxation will take into account its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability, if any. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code").

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its investment securities (as such terms are used in the 1940 Act) in the Portfolio.

ITEM 8.           REDEMPTION OR REPURCHASE.

         An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of trading (currently 4:00 p.m. Eastern Time) on the NYSE or as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, of a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

          The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.           PENDING LEGAL PROCEEDINGS.

         Not applicable.

                             Dated October 11, 1996

                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                STANDISH SMALL CAPITALIZATION EQUITY PORTFOLIO II

                                     PART B

ITEM 10.          COVER PAGE.

         This Part B expands upon and supplements the information contained in the Part A of Standish Small Capitalization Equity Portfolio II (the "Portfolio"), a separate investment series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN STANDISH SMALL CAPITALIZATION EQUITY PORTFOLIO II.

ITEM 11.          TABLE OF CONTENTS.                                 PAGE

General Information and History.......................................B-1
Investment Objectives and Policies....................................B-1
Management of the Portfolio...........................................B-20
Control Persons and Principal Holders of Securities...................B-22
Investment Advisory and Other Services................................B-22
Brokerage Allocation and Other Practices..............................B-24
Capital Stock and Other Securities....................................B-25
Purchase, Redemption and Pricing of Securities Being Offered..........B-26
Tax Status............................................................B-27
Underwriters..........................................................B-30
Calculation of Performance Data.......................................B-30
Financial Statements..................................................B-30

ITEM 12.          GENERAL INFORMATION AND HISTORY.

         Not applicable.

ITEM 13.          INVESTMENT OBJECTIVES AND POLICIES.

         Part A contains additional information about the investment objectives and policies of the Portfolio. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

INVESTMENT OBJECTIVE

         The Portfolio's investment objective is to achieve long-term growth of capital. The Portfolio seeks to achieve its investment objective by investing at least 80% of its total assets in equity and equity-related securities of small capitalization companies. The Portfolio may invest up to 15% of its net assets in foreign equity securities, including securities of foreign issuers that are listed on a U.S. exchange or traded in the over-the-counter market and American Depositary Receipts (ADRs). In addition, the Portfolio may engage in certain strategic transactions as discussed below. The Portfolio purchases short-term interest-bearing securities with uninvested funds, the proportion of which will depend upon market conditions and the needs of the Portfolio.

COMMON STOCKS

         The companies in whose equity and equity-related securities the Portfolio invests generally have market capitalizations between $400 million and $750 million. Investments are expected to emphasize companies involved with value added products or services in expanding industries. At times, particularly when Standish, Ayer & Wood, Inc. ("Standish" or the "Adviser") believes that the securities of small companies are overvalued, the Portfolio's portfolio may include securities of larger, more mature companies, provided that the value of the securities of such larger, more mature companies shall not exceed 20% of the Portfolio's net assets. The Portfolio will attempt to reduce risk by diversifying its investments within the investment policies set forth above.

FOREIGN SECURITIES

         Foreign securities may be purchased and sold in over-the-counter markets or on stock exchanges located in the countries in which the respective principal offices of their issuers are located, if that is the best available market. Foreign stock markets are generally not as developed or efficient as those in the United States. While growing in volume, they usually have substantially less volume than the New York Stock Exchange, and securities of some foreign companies are less liquid and more volatile than securities of comparable United States companies. Fixed commissions on foreign stock exchanges are generally higher than negotiated commissions on United States exchanges, although the Portfolio will endeavor to achieve the most favorable net results on its portfolio transactions. There is generally less government supervision and regulation of stock exchanges, brokers and listed companies abroad than in the United States.

         The dividends and interest payable on certain of the Portfolio's foreign portfolio securities may be subject to foreign withholding taxes, (and in some cases capital gains from such securities may also be subject to foreign taxes) thus reducing the net amount of income available for distribution to the Portfolio's investors. Investors should understand that the expense ratio of the Portfolio may be higher than that of investment companies investing exclusively in domestic securities because of the cost of maintaining the custody of foreign securities.

         The Portfolio may acquire sponsored and unsponsored ADRs. Unsponsored ADRs are acquired from banks that do not have a contractual relationship with the issuer of the security underlying the depositary receipt to issue and secure such depositary receipt. To the extent that the Portfolio invests in such unsponsored ADRs there may be an increased possibility that the Portfolio may not become aware of events affecting the underlying security and thus the value of the related depositary receipt. In addition, certain benefits (i.e., rights offerings) which may be associated with the security underlying the depositary receipt may not inure to the benefit of the holder of such depositary receipt.

MONEY MARKET INSTRUMENTS AND REPURCHASE AGREEMENTS

         When the Adviser considers investments in equity securities to present excessive risks, the Portfolio may invest all or a portion of its assets in debt securities or cash equivalents. The Portfolio will also invest uncommitted cash in short-term debt securities.

         To maintain liquidity for redemptions or at times when the Adviser deems it advisable because of market conditions, the Portfolio may invest in short-term debt securities and short-term securities of the United States government and its instrumentalities or retain cash or cash equivalents.

         Money market instruments include short-term U.S. Government securities, U.S. and foreign commercial paper (promissory notes issued by corporations to finance their short-term credit needs), negotiable certificates of deposit, non-negotiable fixed time deposits, bankers' acceptances and repurchase agreements.

         U.S. Government securities include securities which are direct obligations of the U.S. Government backed by the full faith and credit of the United States, and securities issued by agencies and instrumentalities of the U.S. Government, which may be guaranteed by the U.S. Treasury or supported by the issuer's right to borrow from the Treasury or may be backed by the credit of the federal agency or instrumentality itself. Agencies and instrumentalities of the U.S. Government include, but are not limited to, Federal Land Banks, the Federal Farm Credit Bank, the Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks and the Federal National Mortgage Association.

         A repurchase agreement is an agreement under which the Portfolio acquires money market instruments (generally U.S. Government securities) from a commercial bank, broker or dealer, subject to resale to the seller at an agreed-upon price and date (normally the next business day). The resale price reflects an agreed-upon interest rate effective for the period the instruments are held by the Portfolio and is unrelated to the interest rate on the instruments. The instruments acquired by the Portfolio (including accrued interest) must have an aggregate market value in excess of the resale price and will be held by the Portfolio's custodian bank until they are repurchased. The Trustees will consider the standards which the Adviser will use in reviewing the creditworthiness of any party to a repurchase agreement with the Portfolio.

         The use of repurchase agreements involves certain risks. For example, if the seller defaults on its obligation to repurchase the instruments acquired by the Portfolio at a time when their market value has declined, the Portfolio may incur a loss. If the seller becomes insolvent or subject to liquidation or reorganization under bankruptcy or other laws, a court may determine that the instruments acquired by the Portfolio are collateral for a loan by the Portfolio and therefore are subject to sale by the trustee in bankruptcy. Finally, it is possible that the Portfolio may not be able to substantiate its interest in the instruments it acquires. While the Trustees acknowledge these risks, it is expected that they can be controlled through careful documentation and monitoring.

STRATEGIC TRANSACTIONS

         The Portfolio may, but is not required to, utilize various other investment strategies as described below to hedge various market risks (such as interest rates, currency exchange rates, and broad or specific equity market movements), to manage the effective maturity or duration of fixed-income securities, or to enhance potential gain. Such strategies are generally accepted as part of modern portfolio management and are regularly utilized by many mutual funds and other institutional investors. Techniques and instruments used by the Portfolio may change over time as new instruments and strategies are developed or regulatory changes occur.

         In the course of pursuing its investment objective, the Portfolio may purchase and sell (write) exchange-listed and over-the-counter put and call options on securities, equity indices and other financial instruments; purchase and sell financial futures contracts and options thereon; enter into various interest rate transactions such as swaps, caps, floors or collars; and enter into various currency transactions such as currency forward contracts, currency futures contracts, currency swaps or options on currencies or currency futures (collectively, all the above are called "Strategic Transactions"). Strategic Transactions may be used as an attempt to protect against possible changes in the market value of securities held in or to be purchased for the Portfolio's portfolio resulting from securities markets or currency exchange rate fluctuations, to protect the Portfolio's unrealized gains in the value of its portfolio securities, to facilitate the sale of such securities for investment purposes, or to establish a position in the derivatives markets as a temporary substitute for purchasing or selling particular securities. In addition to the hedging transactions referred to in the preceding sentence, Strategic Transactions may also be used to enhance potential gain in circumstances where hedging is not involved although the Portfolio will attempt to limit its net loss exposure resulting from Strategic Transactions entered into for such purposes to not more than 3% of the Portfolio's net assets at any one time and, to the extent necessary, the Portfolio will close out transactions in order to comply with this limitation. (Transactions such as writing covered call options are considered to involve hedging for the purposes of this limitation.) In calculating the Portfolio's net loss exposure from such Strategic Transactions, an unrealized gain from a particular Strategic Transaction position would be netted against an unrealized loss from a related Strategic Transaction position. For example, if the Adviser believes that the Portfolio is underweighted in cyclical stocks and overweighed in consumer stocks, the Portfolio may buy a cyclical index call option and sell a cyclical index put option and sell a consumer index call option and buy a consumer index put option. Under such circumstances, any unrealized loss in the cyclical position would be netted against any unrealized gain in the consumer position (and vice versa) for purposes of calculating the Portfolio's net loss exposure. The ability of the Portfolio to utilize these Strategic Transactions successfully will depend on the Adviser's ability to predict pertinent market movements, which cannot be assured. The Portfolio will comply with applicable regulatory requirements when implementing these strategies, techniques and instruments. The Portfolio's activities involving Strategic Transactions may be limited in order to enable certain of the Portfolio's investors to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), for qualification as a regulated investment company.

RISKS OF STRATEGIC TRANSACTIONS

         Strategic Transactions have risks associated with them including possible default by the other party to the transaction, illiquidity and, to the extent the Adviser's view as to certain market movements is incorrect, the risk that the use of such Strategic Transactions could result in losses greater than if they had not been used. The writing of put and call options may result in losses to the Portfolio, force the purchase or sale, respectively, of portfolio securities at inopportune times or for prices higher than (in the case of put options) or lower than (in the case of call options) current market values, limit the amount of appreciation the Portfolio can realize on its investments or cause the Portfolio to hold a security it might otherwise sell. The use of currency transactions can result in the Portfolio incurring losses as a result of a number of factors including the imposition of exchange controls, suspension of settlements, or the inability to deliver or receive a specified currency. The use of options and futures transactions entails certain other risks. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related portfolio position of the Portfolio creates the possibility that losses on the hedging instrument may be greater than gains in the value of the Portfolio's position. The writing of options could significantly increase the Portfolio's portfolio turnover rate and, therefore, associated brokerage commissions or spreads. In addition, futures and options markets may not be liquid in all circumstances and certain over-the-counter options may have no markets. As a result, in certain markets, the Portfolio might not be able to close out a transaction without incurring substantial losses, if at all. Although the use of futures and options transactions for hedging should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time, in certain circumstances, they tend to limit any potential gain which might result from an increase in value of such position. The loss incurred by the Portfolio in writing options on futures and entering into futures transactions is potentially unlimited; however, as described above, the Portfolio will attempt to limit its net loss exposure resulting from Strategic Transactions entered into for non-hedging purposes to not more than 3% of its net assets at any one time. Futures markets are highly volatile and the use of futures may increase the volatility of an investor's net asset value. Finally, entering into futures contracts would create a greater ongoing potential financial risk than would purchases of options where the exposure is limited to the cost of the initial premium. Losses resulting from the use of Strategic Transactions would reduce net asset value and the net result may be less favorable than if the Strategic Transactions had not been utilized.

GENERAL CHARACTERISTICS OF OPTIONS

         Put  options  and  call  options  typically  have  similar   structural
characteristics and operational mechanics regardless of the underlying instrument on which they are purchased or sold. Thus, the following general discussion relates to each of the particular types of options discussed in greater detail below. In addition, many Strategic Transactions involving options require segregation of the Portfolio's assets in special accounts, as described below under "Use of Segregated Accounts."

         A put option gives the purchaser of the option, in consideration for the payment of a premium, the right to sell, and the writer the obligation to buy (if the option is exercised), the underlying security, commodity, index, currency or other instrument at the exercise price. For instance, the Portfolio's purchase of a put option on a security might be designed to protect its holdings in the underlying instrument (or, in some cases, a similar instrument) against a substantial decline in the market value by giving the Portfolio the right to sell such instrument at the option exercise price. A call option, in consideration for the payment of a premium, gives the purchaser of the option the right to buy, and the seller the obligation to sell (if the option is exercised), the underlying instrument at the exercise price. The Portfolio may purchase a call option on a security, futures contract, index, currency or other instrument to seek to protect the Portfolio against an increase in the price of the underlying instrument that it intends to purchase in the future by fixing the price at which it may purchase such instrument. An American style put or call option may be exercised at any time during the option period while a European style put or call option may be exercised only upon expiration or during a fixed period prior thereto. The Portfolio is authorized to purchase and sell exchange listed options and over-the-counter options ("OTC options"). Exchange listed options are issued by a regulated intermediary such as the Options Clearing Corporation ("OCC"), which guarantees the performance of the obligations of the parties to such options. The discussion below uses the OCC as an example, but is also applicable to other financial intermediaries.

         With certain exceptions, exchange listed options generally settle by physical delivery of the underlying security or currency, although in the future cash settlement may become available. Index options and Eurodollar instruments are cash settled for the net amount, if any, by which the option is in-the-money (i.e., where the value of the underlying instrument exceeds, in the case of a call option, or is less than, in the case of a put option, the exercise price of the option) at the time the option is exercised. Frequently, rather than taking or making delivery of the underlying instrument through the process of exercising the option, listed options are closed by entering into offsetting purchase or sale transactions that do not result in ownership of the new option.

         The Portfolio's ability to close out its position as a purchaser or seller of an exchange listed put or call option is dependent, in part, upon the liquidity of the option market. There is no assurance that a liquid option market on an exchange will exist. In the event that the relevant market for an option on an exchange ceases to exist, outstanding options on that exchange would generally continue to be exercisable in accordance with their terms.

         The hours of trading for listed options may not coincide with the hours during which the underlying financial instruments are traded. To the extent that the option markets close before the markets for the underlying financial instruments, significant price and rate movements can take place in the underlying markets that cannot be reflected in the option markets.

         OTC options are purchased from or sold to securities dealers, financial institutions or other parties ("Counterparties") through direct agreement with the Counterparty. In contrast to exchange listed options, which generally have standardized terms and performance mechanics, all the terms of an OTC option, including such terms as method of settlement, term, exercise price, premium, guarantees and security, are set by negotiation of the parties. The Portfolio will generally sell (write) OTC options (other than OTC currency options) that are subject to a buy-back provision permitting the Portfolio to require the Counterparty to sell the option back to the Portfolio at a formula price within seven days. (To the extent that the Portfolio does not do so, the OTC options are subject to the Portfolio's restriction on illiquid securities.) The Portfolio expects generally to enter into OTC options that have cash settlement provisions, although it is not required to do so.

         Unless the parties provide for it, there is no central clearing or guaranty function in an OTC option. As a result, if the Counterparty fails to make delivery of the security, currency or other instrument underlying an OTC option it has entered into with the Portfolio or fails to make a cash settlement payment due in accordance with the terms of that option, the Portfolio will lose any premium it paid for the option as well as any anticipated benefit of the transaction. Accordingly, the Adviser must assess the creditworthiness of each such Counterparty or any guarantor or credit enhancement of the Counterparty's credit to determine the likelihood that the terms of the OTC option will be satisfied. The Portfolio will engage in OTC option transactions only with U.S. Government securities dealers recognized by the Federal Reserve Bank of New York as "primary dealers," or broker dealers, domestic or foreign banks or other financial institutions which have received, combined with any credit enhancements, a long-term debt rating of A from Standard & Poor's Ratings Group ("S&P") or Moody's Investor Services ("Moody's") or an equivalent rating from any other nationally recognized statistical rating organization ("NRSRO") or the debt of which is determined to be of equivalent credit quality by the Adviser. The staff of the Securities and Exchange Commission (the "SEC") currently takes the position that, absent the buy-back provisions discussed above, OTC options purchased by the Portfolio, and portfolio securities "covering" the amount of the Portfolio's obligation pursuant to an OTC option sold by it (the cost of the sell-back plus the in-the-money amount, if any) are illiquid, and are subject to the Portfolio's limitation on investing no more than 15% of its assets in illiquid securities. However, for options written with "primary dealers" in U.S. Government securities pursuant to an agreement requiring a closing purchase transaction at a formula price, the amount which is considered to be illiquid may be calculated by reference to a formula price.

         If the Portfolio sells (writes) a call option, the premium that it receives may serve as a partial hedge, to the extent of the option premium, against a decrease in the value of the underlying securities or instruments in its portfolio or will increase the Portfolio's income. The sale (writing) of put options can also provide income.

         The Portfolio may purchase and sell (write) call options on securities, equity securities (including convertible securities) and Eurodollar instruments that are traded on U.S. and foreign securities exchanges and in the over-the-counter markets, and on securities indices, currencies and futures contracts. All calls sold by the Portfolio must be "covered" (i.e., the Portfolio must own the securities or futures contract subject to the call) or must meet the asset segregation requirements described below as long as the call is outstanding. Even though the Portfolio will receive the option premium to help protect it against loss, a call sold by the Portfolio exposes the Portfolio during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or instrument and may require the Portfolio to hold a security or instrument which it might otherwise have sold.

         The Portfolio may purchase and sell (write) put options on securities including equity securities (including convertible securities) and Eurodollar instruments (whether or not it holds the above securities in its portfolio), and on securities indices, currencies and futures contracts. The Portfolio will not sell put options if, as a result, more than 50% of the Portfolio's assets would be required to be segregated to cover its potential obligations under such put options other than those with respect to futures and options thereon. In selling put options, there is a risk that the Portfolio may be required to buy the underlying security at a disadvantageous price above the market price.

OPTIONS ON SECURITIES INDICES AND OTHER FINANCIAL INDICES

         The Portfolio may also purchase and sell (write) call and put options on securities indices and other financial indices. Options on securities indices and other financial indices are similar to options on a security or other instrument except that, rather than settling by physical delivery of the underlying instrument, they settle by cash settlement. For example, an option on an index gives the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the index upon which the option is based exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option (except if, in the case of an OTC option, physical delivery is specified). This amount of cash is equal to the differential between the closing price of the index and the exercise price of the option, which also may be multiplied by a formula value. The seller of the option is obligated, in return for the premium received, to make delivery of this amount. In addition to the methods described above, the Portfolio may cover call options on a securities index by owning securities whose price changes are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in its portfolio.

GENERAL CHARACTERISTICS OF FUTURES

         The Portfolio may enter into financial futures contracts or purchase or sell put and call options on such futures. Futures are generally bought and sold on the commodities exchanges where they are listed with payment of initial and variation margin as described below. The sale of futures contracts creates a firm obligation by the Portfolio, as seller, to deliver to the buyer the specific type of financial instrument called for in the contract at a specific future time for a specified price (or, with respect to index futures and Eurodollar instruments, the net cash amount). The purchase of futures contracts creates a corresponding obligation by the Portfolio, as purchaser. Options on futures contracts are similar to options on securities except that an option on a futures contract gives the purchaser the right in return for the premium paid to assume a position in a futures contract and obligates the seller to deliver such position if the option is exercised.

         The Portfolio's use of financial futures and options thereon will in all cases be consistent with applicable regulatory requirements and in particular the regulations of the Commodity Futures Trading Commission relating to exclusions from regulation as a commodity pool operator. Those regulations currently provide that the Portfolio may use commodity futures and option positions (i) for bona fide hedging purposes without regard to the percentage of assets committed to margin and option premiums, or (ii) for other purposes permitted by the SEC to the extent that the aggregate initial margin and option premiums required to establish such non-hedging positions (net of the amount the positions were "in the money" at the time of purchase) do not exceed 5% of the net asset value of the Portfolio's portfolio, after taking into account unrealized profits and losses on such positions. Typically, maintaining a futures contract or selling an option thereon requires the Portfolio to deposit with a financial intermediary as security for its obligations an amount of cash or other specified assets (initial margin) which initially is typically 1% to
10% of the face amount of the contract (but may be higher in some circumstances). Additional cash or assets (variation margin) may be required to be deposited thereafter on a daily basis as the value of the contract fluctuates. The purchase of an option on financial futures involves payment of a premium for the option without any further obligation on the part of the Portfolio. If the Portfolio exercises an option on a futures contract, it will be obligated to post initial margin (and potential subsequent variation margin) for the resulting futures position just as it would for any position. Futures contracts and options thereon are generally settled by entering into an offsetting transaction, but there can be no assurance that the position can be offset prior to settlement at an advantageous price, nor that delivery will occur. The segregation requirements with respect to futures contracts and options thereon are described below.

CURRENCY TRANSACTIONS

         The Portfolio may engage in currency transactions with Counterparties in order to hedge the value of portfolio holdings denominated in particular currencies against fluctuations in relative value or to enhance potential gain. Currency transactions include forward currency contracts, exchange listed currency futures, exchange listed and OTC options on currencies, and currency swaps. A forward currency contract involves a privately negotiated obligation to purchase or sell (with delivery generally required) a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. A currency swap is an agreement to exchange cash flows based on the notional (agreed-upon) difference among two or more currencies and operates similarly to an interest rate swap, which is described below. The Portfolio may enter into over-the-counter currency transactions with Counterparties which have received, combined with any credit enhancements, a long term debt rating of A by S&P or Moody's, respectively, or that have an equivalent rating from a NRSRO or (except for OTC currency options) are determined to be of equivalent credit quality by the Adviser.

         The Portfolio's transactions in forward currency contracts and other currency transactions such as futures, options, options on futures and swaps will generally be limited to hedging involving either specific transactions or portfolio positions. See, "Strategic Transactions." Transaction hedging is entering into a currency transaction with respect to specific assets or liabilities of a Portfolio, which will generally arise in connection with the purchase or sale of its portfolio securities or the receipt of income therefrom. Position hedging is entering into a currency transaction with respect to portfolio security positions denominated or generally quoted in that currency.

         The Portfolio will not enter into a transaction to hedge currency exposure to an extent greater, after netting all transactions intended wholly or partially to offset other transactions, than the aggregate market value (at the time of entering into the transaction) of the securities held in its portfolio that are denominated or generally quoted in or currently convertible into such currency, other than with respect to proxy hedging as described below.

         The Portfolio may also cross-hedge currencies by entering into transactions to purchase or sell one or more currencies that are expected to decline in value in relation to other currencies to which the Portfolio has or in which the Portfolio expects to have portfolio exposure. For example, the Portfolio may hold a French security and the Adviser may believe that French francs will deteriorate against German marks. The Portfolio would sell French francs to reduce its exposure to that currency and buy German marks. This strategy would be a hedge against a decline in the value of French francs, although it would expose the Portfolio to declines in the value of the German mark relative to the U.S. dollar.

         To reduce the effect of currency fluctuations on the value of existing or anticipated holdings of portfolio securities, the Portfolio may also engage in proxy hedging. Proxy hedging is often used when the currency to which the Portfolio's portfolio is exposed is difficult to hedge or to hedge against the dollar. Proxy hedging entails entering into a forward contract to sell a currency whose changes in value are generally considered to be linked to a currency or currencies in which certain of the Portfolio's portfolio securities are or are expected to be denominated, and to buy U.S. dollars. The amount of the contract would not exceed the value of the Portfolio's securities denominated in linked currencies. For example, if the Adviser considers that the Austrian schilling is linked to the German deutschemark (the "D-mark"), the Portfolio holds securities denominated in schillings and the

Adviser believes that the value of schillings will decline against the U.S. dollar, the Adviser may enter into a contract to sell D-marks and buy dollars. Proxy hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to the Portfolio if the currency being hedged fluctuates in value to a degree or in a direction that is not anticipated. Further, there is the risk that the perceived linkage between various currencies may not be present or may not be present during the particular time that the Portfolio is engaging in proxy hedging. If the Portfolio enters into a currency hedging transaction, the Portfolio will comply with the asset segregation requirements described below.

RISKS OF CURRENCY TRANSACTIONS

         Currency transactions are subject to risks different from those of other portfolio transactions. Because currency control is of great importance to the issuing governments and influences economic planning and policy, purchases and sales of currency and related instruments can be negatively affected by government exchange controls, blockages, and manipulations or exchange restrictions imposed by governments. These can result in losses to the Portfolio if it is unable to deliver or receive currency or funds in settlement of obligations and could also cause hedges it has entered into to be rendered useless, resulting in full currency exposure as well as incurring transaction costs. Buyers and sellers of currency futures are subject to the same risks that apply to the use of futures generally. Further, settlement of a currency futures contract for the purchase of most currencies must occur at a bank based in the issuing nation. Trading options on currency futures is relatively new, and the ability to establish and close out positions on such options is subject to the maintenance of a liquid market which may not always be available. Currency exchange rates may fluctuate based on factors extrinsic to that country's economy.

COMBINED TRANSACTIONS

         The Portfolio may enter into multiple transactions, including multiple options transactions, multiple futures transactions, multiple currency transactions (including forward currency contracts) and multiple interest rate transactions, structured notes and any combination of futures, options, currency and interest rate transactions (component transactions), instead of a single Strategic Transaction, as part of a single or combined strategy when, in the opinion of the Adviser, it is in the best interests of the Portfolio to do so. A combined transaction will usually contain elements of risk that are present in each of its component transactions. Although combined transactions are normally entered into based on the Adviser's judgment that the combined strategies will reduce risk or otherwise more effectively achieve the desired portfolio management goal, it is possible that the combination will instead increase such risks or hinder achievement of the portfolio management objective.

SWAPS, CAPS, FLOORS AND COLLARS

         Among the Strategic Transactions into which the Portfolio may enter are interest rate, currency and index swaps and the purchase or sale of related caps, floors and collars. The Portfolio expects to enter into these transactions primarily for hedging purposes, including, but not limited to, preserving a return or spread on a particular investment or portion of its portfolio, protecting against currency fluctuations, as a duration management technique or protecting against an increase in the price of securities the Portfolio anticipates purchasing at a later date. Swaps, caps, floors and collars may also be used to enhance potential gain in circumstances where hedging is not involved although, as described above, the Portfolio will attempt to limit its net loss exposure resulting from swaps, caps, floors and collars and other Strategic
Transactions entered into for such purposes to not more than 3% of the Portfolio's net assets at any one time. The Portfolio will not sell interest rate caps or floors where it does not own securities or other instruments providing the income stream the Portfolio may be obligated to pay. Interest rate swaps involve the exchange by the Portfolio with another party of their respective commitments to pay or receive interest, e.g., an exchange of floating rate payments for fixed rate payments with respect to a notional amount of principal. A currency swap is an agreement to exchange cash flows on a notional amount of two or more currencies based on the relative value differential among them, and an index swap is an agreement to swap cash flows on a notional amount based on changes in the values of the reference indices. The purchase of a cap entitles the purchaser to receive payments on a notional principal amount from the party selling such cap to the extent that a specified index exceeds a predetermined interest rate or amount. The purchase of a floor entitles the purchaser to receive payments on a notional principal amount from the party selling such floor to the extent that a specified index falls below a predetermined interest rate or amount. A collar is a combination of a cap and a floor that preserves a certain rate of return within a predetermined range of interest rates or values.

         The Portfolio will usually enter into swaps on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date or dates specified in the instrument, with the Portfolio receiving or paying, as the case may be, only the net amount of the two payments. The Portfolio will not enter into any swap, cap, floor or collar transaction unless, at the time of entering into such transaction, the unsecured long-term debt of the Counterparty, combined with any credit enhancements, is rated at least A by S&P or Moody's or has an equivalent rating from an NRSRO or is determined to be of equivalent credit quality by the Adviser. If there is a default by the
Counterparty, the Portfolio may have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. Caps, floors and collars are more recent innovations for which standardized documentation has not yet been fully developed. Swaps, caps, floors and collars are considered illiquid for purposes of the Portfolio's policy regarding illiquid securities, unless it is determined, based upon continuing review of the trading markets for the specific security, that such security is liquid. The Board of Trustees of the Portfolio Trust has adopted guidelines and delegated to the Adviser the daily function of determining and monitoring the liquidity of swaps, caps, floors and collars. The Portfolio Trust's Board of Trustees, however, retains oversight focusing on factors such as valuation, liquidity and availability of information and is ultimately responsible for such determinations. The Staff of the SEC currently takes the position that swaps, caps, floors and collars are illiquid, and are subject to the Portfolio's limitation on investing in illiquid securities.

EURODOLLAR INSTRUMENTS

         The Portfolio may make investments in Eurodollar instruments. Eurodollar instruments are U.S. dollar-denominated futures contracts or options thereon which are linked to the London Interbank Offered Rate ("LIBOR"), although foreign currency-denominated instruments are available from time to time. Eurodollar futures contracts enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings. The Portfolio might use Eurodollar futures contracts and options thereon to hedge against changes in LIBOR, to which many interest rate swaps and fixed income instruments are linked.

RISKS OF STRATEGIC TRANSACTIONS OUTSIDE THE UNITED STATES

         When conducted outside the United States, Strategic Transactions may not be regulated as rigorously as in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities, currencies and other instruments. The value of such positions also could be adversely affected by: (i) lesser availability than in the United States of data on which to make trading decisions, (ii) delays in the Portfolio's ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (iii) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, (iv) lower trading volume and liquidity, and (v) other complex foreign political, legal and economic factors. At the same time, Strategic Transactions may offer advantages such as trading in instruments that are not currently traded in the United States or arbitrage possibilities not available in the United States.

USE OF SEGREGATED ACCOUNTS

         The Portfolio will hold securities or other instruments whose values are expected to offset its obligations under the Strategic Transactions. The Portfolio will cover Strategic Transactions as required by interpretive positions of the SEC. The Portfolio will not enter into Strategic Transactions that expose the Portfolio to an obligation to another party unless it owns either (i) an offsetting position in securities or other options, futures contracts or other instruments or (ii) cash, receivables or liquid securities with a value sufficient to cover its potential obligations. The Portfolio may have to comply with any applicable regulatory requirements for Strategic Transactions, and if required, will set aside cash and other assets in a segregated account with its custodian bank in the amount prescribed. In that case, the Portfolio's custodian would maintain the value of such segregated account equal to the prescribed amount by adding or removing additional cash or other assets to account for fluctuations in the value of the account or the Portfolio's obligations on the underlying Strategic Transactions. Assets held in a segregated account would not be sold while the Strategic Transaction is outstanding, unless they are replaced with similar assets. As a result, there is a possibility that segregation of a large percentage of the Portfolio's assets could impede portfolio management or the Portfolio's ability to meet redemption requests or other current obligations.

SHORT-TERM DEBT SECURITIES

         For defensive or temporary purposes, the Portfolio may invest in investment grade money market instruments and short-term interest-bearing securities. Such securities may be used to invest uncommitted cash balances, to maintain liquidity to meet shareholder redemptions, or to take a defensive position against potential stock market declines. The Portfolio's investments will include U.S. Government obligations and obligations issued or guaranteed by any U.S. Government agencies or instrumentalities, instruments of U.S. and foreign banks (including negotiable certificates of deposit, non-negotiable fixed time deposits and bankers' acceptances), repurchase agreements, prime commercial paper of U.S. and foreign companies, and debt securities that make periodic interest payments at variable or floating rates.

         Yields on debt securities depend on a variety of factors, such as general conditions in the money and bond markets, and the size, maturity and rating of a particular issue. Debt securities with longer maturities tend to produce higher yields and are generally subject to greater potential capital appreciation and depreciation. The market prices of debt securities usually vary depending upon available yields, rising when interest rates decline and declining when interest rates rise.

PORTFOLIO TURNOVER

         The Portfolio places no restrictions on portfolio turnover and it may sell any portfolio security without regard to the period of time it has been held, except as may be necessary to enable certain of the Portfolio's investors to maintain their status as a regulated investment company under the Internal Revenue Code. The Portfolio may therefore generally change its portfolio investments at any time in accordance with the Adviser's appraisal of factors affecting any particular issuer or market, or the economy in general.

INVESTMENT RESTRICTIONS

         The Portfolio has adopted the following fundamental policies. The Portfolio's fundamental policies cannot be changed unless the change is approved by the "vote of the outstanding voting securities" of the Portfolio which phrase as used herein means the lesser of (i) 67% or more of the voting securities of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Portfolio.

         As a matter of fundamental policy, the Portfolio may not:

1. Invest more than 25% of the current value of its total assets in any single industry, provided that this restriction shall not apply to U.S. Government securities or mortgage-backed securities issued or guaranteed as to principal or interest by the U.S. Government, its agencies or instrumentalities.

2. Issue senior securities. For purposes of this restriction, borrowing money in accordance with paragraph 3 below, making loans in accordance with paragraph 8 below, the issuance of shares of beneficial interest in multiple classes or series, the deferral of trustees' fees, the purchase or sale of options, futures contracts, forward commitments and repurchase agreements entered into in accordance with the Portfolio's investment policies or within the meaning of paragraph 6 below, are not deemed to be senior securities.

3. Borrow money, except in amounts not to exceed 33 1/3% of the value of the Portfolio's total assets (including the amount borrowed) taken at market value (i) from banks for temporary or short-term purposes or for the clearance of transactions, (ii) in connection with the redemption of Portfolio interests or to finance failed settlements of portfolio trades without immediately liquidating portfolio securities or other assets; (iii) in order to fulfill commitments or plans to purchase additional securities pending the anticipated sale of other portfolio securities or assets; and (iv) the Portfolio may enter into reverse repurchase agreements and forward roll transactions. For purposes of this investment restriction, investments in short sales, futures contracts, options on futures contracts, securities or indices and forward commitments shall not constitute borrowing.

4. Underwrite the securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, the Portfolio may be deemed to be an underwriter under the Securities Act of 1933.

5. Purchase or sell real estate except that the Portfolio may (i) acquire or lease office space for its own use, (ii) invest in securities of issuers that invest in real estate or interests therein, (iii) invest in securities that are secured by real estate or interests therein,
         (iv) purchase and sell mortgage-related securities and (v) hold and sell real estate acquired by the Portfolio as a result of the ownership of securities.

6. Purchase securities on margin (except that the Portfolio may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities).

7. Purchase or sell commodities or commodity contracts, except the Portfolio may purchase and sell options on securities, securities indices and currency, futures contracts on securities, securities indices and currency and options on such futures, forward foreign currency exchange contracts, forward commitments, securities index put or call warrants and repurchase agreements entered into in accordance with the Portfolio's investment policies.

8. Make loans, except that the Portfolio (1) may lend portfolio securities in accordance with the Portfolio's investment policies up to 33 1/3% of the Portfolio's total assets taken at market value, (2) enter into repurchase agreements, and (3) purchase all or a portion of an issue of debt securities, bank loan participation interests, bank certificates of deposit, bankers' acceptances, debentures or other securities, whether or not the purchase is made upon the original issuance of the securities.

9. With respect to 75% of its total assets, purchase securities of an issuer (other than the U.S. Government, its agencies, instrumentalities or authorities or repurchase agreements collateralized by U.S. Government securities and other investment companies), if: (a) such purchase would cause more than 5% of the Portfolio's total assets taken at market value to be invested in the securities of such issuer; or (b) such purchase would at the time result in more than 10% of the outstanding voting securities of such issuer being held by the Portfolio.

         For purposes of fundamental investment restriction (1) regarding industry concentration, the Adviser generally classifies issuers by industry in accordance with classifications set forth in the Directory of Companies Filing Annual Reports With The Securities and Exchange Commission. In the absence of such classification or if the Adviser determines in good faith based on its own information that the economic characteristics affecting a particular issuer make it more appropriately considered to be engaged in a different industry, the Adviser may classify an issuer according to its own sources. For instance, personal credit finance companies and business credit finance companies are deemed to be separate industries and wholly-owned finance companies are considered to be in the industry of their parents if their activities are primarily related to financing the activities of their parents.

         The following restrictions are not fundamental policies and may be changed by the Trustees of the Portfolio Trust without investor approval, in accordance with applicable laws, regulations or regulatory policy.

         The Portfolio may not:

         (A) Make short sales of securities unless (i) either (a) after effect is given to any such short sale, the total market value of all securities sold short would not exceed 5% of the value of the Portfolio's net assets or (b) at all times during which a short position is open it owns an equal amount of such securities, or by virtue of ownership of convertible or exchangeable securities it has the right to obtain through the conversion or exchange of such other securities an amount equal to the securities sold short, (ii) the securities sold short are listed on a national securities exchange and (iii) the value of the securities of any one issuer in which the Portfolio is short may not exceed 2% of the Portfolio's net assets or 2% of the securities of any class of any issuer.

         (B) Invest in companies for the purpose of exercising control or management.

         (C) Purchase a security of other investment companies, except when the purchase is part of a plan of merger, consolidation, reorganization or acquisition or except by purchase in the open market where no commission or profit to a sponsor or dealer results from the purchase other than customary brokers' commissions and then only if, as a result, (i) not more than 10% of the Portfolio's assets would be invested in securities of other investment companies, (ii) not more than 3% of the total outstanding voting securities of any one such investment company would be held by the Portfolio and (iii) not more than 5% of the Portfolio's assets would be invested in any one such investment company.

         (D) Invest in interests in oil, gas or other exploration or development programs or mineral leases; however, this policy will not prohibit the acquisition of securities of companies engaged in the production or transmission of oil, gas, or other minerals.

         (E) Invest more than 5% of the assets of the Portfolio in the securities of any issuers which, together with their corporate parents, have records of less than three years' continuous operation, including the operation of any predecessor, excluding obligations issued or guaranteed by the U.S. Government or its agencies and securities fully collateralized by such securities and excluding securities which have been rated investment grade by at least one nationally recognized statistical rating organization.

         (F) Invest in restricted securities or securities which are illiquid if, as a result, more than 15% of its net assets would consist of such securities, including repurchase agreements maturing in more than seven days, securities that are not readily marketable, restricted securities not eligible for resale pursuant to Rule 144A under the 1933 Act, purchased OTC options, certain assets used to cover written OTC options, and privately issued stripped mortgage-backed securities.

         (G) Invest in securities of any company if any officer or director (Trustee) of the Portfolio Trust or of the Adviser owns more than .5% of the outstanding securities of such company and such officers and directors (Trustees) own in the aggregate more than 5% of the securities of such company.

         (H) Purchase securities while outstanding bank borrowings exceed 5% of the Portfolio's net assets.

         (I) Invest in real estate limited partnership interests, other than real estate investment trusts organized as limited partnerships.

         (J)  Purchase  or  sell  (write)   options,   except  pursuant  to  the
limitations described above in restriction no. 7.

         (K) Purchase warrants of any issuer, if, as a result of such purchase, more than 2% of the value of the Portfolio's total assets would be invested in warrants which are not listed on an exchange or more than 5% of the value of the total assets of the Portfolio would be invested in warrants generally, whether or not so listed. For these purposes, warrants are to be valued at the lesser of cost or market, but warrants acquired by the Portfolio in units with or attached to debt securities shall be deemed to be without value.

         If any percentage restriction described above is adhered to at the time of investment, a subsequent increase or decrease in the percentage resulting from a change in the value of the Portfolio's assets will not constitute a violation of the restriction, except with respect to restriction (G) above.

ITEM 14.          MANAGEMENT OF THE PORTFOLIO.

TRUSTEES AND OFFICERS OF THE PORTFOLIO TRUST

         The Trustees and executive officers of the Portfolio Trust are listed below. All executive officers of the Portfolio Trust are affiliates of Standish, Ayer & Wood, Inc., the Portfolio's investment adviser.



Name, Address and Date of Birth                       Position Held With Trust            Principal Occupation During Past 5 Years
----------------------------------------------  ------------------------------------- ----------------------------------------------
*D. Barr Clayson, 7/29/35                            Vice President and Trustee            Vice President and Managing Director,
c/o Standish, Ayer & Wood, Inc.                                                                 Standish, Ayer & Wood, Inc.;
One Financial Center                                                                               Chairman and Director,
Boston, MA 02111                                                                                   Standish International
                                                                                                  Management Company, L.P.

Samuel C. Fleming, 9/30/40                                     Trustee                             Chairman of the Board
c/o Decision Resources, Inc.                                                                    and Chief Executive Officer,
1100 Winter Street                                                                               Decision Resources, Inc.;
Waltham, MA 02154                                                                                through 1989, Senior V.P.
                                                                                                      Arthur D. Little

Benjamin M. Friedman, 8/5/44                                   Trustee                              William Joseph Maier
c/o Harvard University                                                                        Professor of Political Economy,
Cambridge, MA 02138                                                                                  Harvard University

John H. Hewitt, 4/11/35                                        Trustee                   Trustee, The Peabody Foundation; Trustee,
P.O. Box 307                                                                                 Visiting Nurse Alliance of Vermont
So. Woodstock, VT 05071                                                                              and New Hampshire

*Edward H. Ladd, 1/3/38                              Trustee and Vice President                    Chairman of the Board
c/o Standish, Ayer & Wood, Inc.                                                                    and Managing Director,
One Financial Center                                                                      Standish, Ayer & Wood, Inc. since 1990;
Boston, MA 02111                                                                           formerly President of Standish, Ayer &
                                                                                                  Wood, Inc.; Director of
                                                                                             Standish International Management
                                                                                                       Company, L.P.

Caleb Loring III, 11/14/43                                     Trustee                        Trustee, Essex Street Associates
c/o Essex Street Associates                                                                  (family investment trust office);
P.0. Box 5600                                                                                Director, Holyoke Mutual Insurance
Beverly Farms, MA 01915                                                                                   Company

*Richard S. Wood, 5/21/54                               President and Trustee                    Vice President, Secretary,
c/o Standish, Ayer & Wood, Inc.                                                                    and Managing Director,
One Financial Center                                                                            Standish, Ayer & Wood, Inc.;
Boston, MA 02111                                                                           Executive Vice President and Director,
                                                                                             Standish International Management
                                                                                                       Company, L.P.


                                                       B-20




Name, Address and Date of Birth                       Position Held With Trust            Principal Occupation During Past 5 Years
----------------------------------------------  ------------------------------------- ----------------------------------------------
James E. Hollis III, 11/21/48                         Executive Vice President                  Vice President and Director,
c/o Standish, Ayer & Wood, Inc.                        Treasurer and Secretary                  Standish, Ayer & Wood, Inc.
One Financial Center
Boston, MA 02111

Beverly E. Banfield, 7/6/56                                Vice President                  Vice President and Compliance Officer,
c/o Standish, Ayer & Wood, Inc.                                                                 Standish, Ayer & Wood, Inc.;
One Financial Center                                                                      Assistant Vice President and Compliance
Boston, MA 02111                                                                            Officer, Freedom Capital Management
                                                                                                     Corp. (1989-1992)
Lavinia B. Chase, 6/4/46                                   Vice President                             Vice President,
c/o Standish, Ayer & Wood, Inc.                                                                 Standish, Ayer & Wood, Inc.
One Financial Center
Boston, MA 02111

Anne P. Herrmann, 1/26/56                                  Vice President                        Mutual Fund Administrator,
c/o Standish, Ayer & Wood, Inc.                                                                 Standish, Ayer & Wood, Inc.
One Financial Center
Boston, MA 02111

Denise B. Kneeland, 8/19/51                                Vice President                       Senior Operations, Manager,
c/o Standish, Ayer &Wood, Inc.                                                                  Standish, Ayer & Wood, Inc.
One Financial Center                                                                           since December 1995; formerly
Boston, MA 02111                                                                         Vice President, Scudder, Stevens and Clark



*Indicates that Trustee is an interested person of the Portfolio Trust for purposes of the 1940 Act.

COMPENSATION OF TRUSTEES AND OFFICERS

         The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust affiliated with the Adviser or to the Portfolio Trust's officers. None of the Trustees or officers have engaged in any financial transactions with the Portfolio Trust or the Adviser.

         The following table estimates the amount of compensation to be paid to the Portfolio Trust's Trustees for the Portfolio's initial fiscal year ending December 31, 1996. In addition, each Trustee is reimbursed for out-of-pocket expenses associated with attending Trustee meetings.


NAME OF TRUSTEE                     COMPLEX**                FROM THE PORTFOLIO*
D. Barr Clayson                       $0                            $0
Samuel C. Fleming                   41,750                          .49
Benjamin M. Friedman                36,750                          .43
John H. Hewitt                      36,750                          .43
Edward H. Ladd                        0                             0
Caleb Loring, III                   36,750                          .43
Richard S. Wood                       0                             0

*  Estimated.   The Portfolio Trust is newly organized and has not paid
Trustee's fees for a complete fiscal year.

** As of the date of this Part B, there were 19 registered investment companies (or series thereof) in the fund complex, five of which were series of the Portfolio Trust.
The information is provided for the last calendar year.

ITEM 15.          CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of September 30, 1996, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) less than 1% of the then outstanding interests of the Portfolio.

         Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 16.          INVESTMENT ADVISORY AND OTHER SERVICES.

INVESTMENT ADVISER OF THE PORTFOLIO TRUST

         Standish serves as the Adviser to the Portfolio pursuant to a written investment advisory agreement with the Portfolio Trust. The Adviser is a Massachusetts corporation organized in 1933 and is registered under the Investment Advisers Act of 1940.

         The following, constituting all of the Directors and all of the shareholders of the Adviser, are the Adviser's controlling persons: Caleb F. Aldrich, Nicholas S. Battelle, Walter M. Cabot, Sr., David H. Cameron, Karen K. Chandor, D. Barr Clayson, Richard C. Doll, Dolores S. Driscoll, Mark A. Flaherty, Maria D. Furman, James E. Hollis III, Raymond J. Kubiak, Edward H.
Ladd, Laurence A. Manchester, George W. Noyes, Arthur H. Parker, Howard B. Rubin, Austin C. Smith, David C. Stuehr, James J. Sweeney, Ralph S. Tate, and Richard S. Wood.

         Certain services provided by the Adviser under the investment advisory agreement are described in Part A. These services are provided without reimbursement by the Portfolio for any costs incurred. Under the investment advisory agreement, the Adviser is paid a fee based upon a percentage of the Portfolio's average daily net asset value computed as described in Part A. The fee is accrued daily and paid monthly.

         Pursuant to the investment advisory agreement, the Portfolio bears expenses of its operations other than those incurred by the Adviser pursuant to the investment advisory agreement. Among other expenses, the Portfolio will pay for legal and auditing services, taxes and governmental fees, certain insurance premiums, costs of notices and reports to interest-holders, typesetting and printing of registration and financial statements for regulatory purposes and for distribution to existing and prospective interest-holders, bookkeeping and interest pricing expenses, fees and disbursements of the Portfolio Trust's custodian, administrator, transfer and dividend disbursing agent or registrar, or interest and other like expenses properly payable by the Portfolio Trust.

          Unless terminated as provided below, the investment advisory agreement continues in full force and effect for an initial period of two years from the date of its execution and for successive periods of one year thereafter, but only so long as each such continuance is approved annually (i) by either the Trustees of the Portfolio Trust or by the "vote of a majority of the outstanding voting securities" of the Portfolio, and, in either event (ii) by vote of a majority of the Trustees of the Portfolio Trust who are not parties to the investment advisory agreement or "interested persons" (as defined in the 1940
Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The investment advisory agreement may be terminated at any time without the payment of any penalty by vote of the Trustees of the Portfolio Trust or by the "vote of a majority of the outstanding voting securities" of the Portfolio or by the Adviser, on sixty days' written notice to the other parties. The investment advisory agreement terminates in the event of its assignment as defined in the 1940 Act.

         In an attempt to avoid any potential conflict with portfolio transactions for the Portfolio, the Adviser and the Portfolio Trust have each adopted extensive restrictions on personal securities trading by personnel of the Adviser and its affiliates. These restrictions include: pre-clearance of all personal securities transactions and a prohibition of purchasing initial public offerings of securities. These restrictions are a continuation of the basic principle that the interests of the Portfolio and its investors, come before those of the Adviser, its affiliates and their employees.

ADMINISTRATOR OF THE PORTFOLIO

         IBT Trust Company (Cayman) Ltd., P.O. Box 501, Grand Cayman, Cayman Islands, BWI, serves as the administrator to the Portfolio (the "Portfolio Administrator") pursuant to a written administration agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. For its services to the Portfolio Trust, the Portfolio Administrator currently receives a fee from the Portfolio in the amount of $7,500 annually. The Portfolio's administration agreement can be terminated by either party on not more than sixty days' written notice.

CUSTODIAN

         Investors Bank & Trust Company, 89 South, Boston, Massachusetts 02111, serves as custodian of all cash and securities of the Portfolio.

INDEPENDENT ACCOUNTANTS

         Coopers & Lybrand, P.O. Box 219, Grand Cayman, Cayman Islands, BWI, serves as independent accountants for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 17.          BROKERAGE ALLOCATION AND OTHER PRACTICES.

         The Adviser is responsible for placing the Portfolio's portfolio transactions and will do so in a manner deemed fair and reasonable to the Portfolio and not according to any formula. The primary consideration in all portfolio transactions will be prompt execution of orders in an efficient manner at the most favorable price. In selecting broker-dealers and in negotiating commissions, the Adviser will consider the firm's reliability, the quality of its execution services on a continuing basis and its financial condition. In addition, if the Adviser determines in good faith that the amount of commissions charged by a broker is reasonable in relation to the value of the brokerage and research services provided by such broker, the Portfolio may pay commissions to such broker in an amount greater than the amount another firm may charge. Research services may include (i) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, (ii) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts, and (iii) effecting securities transactions and performing functions incidental thereto (such as clearance and settlement). Research services furnished by firms through which the Portfolio effects its securities transactions may be used by the Adviser in servicing other accounts; not all of these services may be used by the Adviser in connection with the Portfolio. The investment advisory fee paid by the Portfolio under the advisory agreement will not be reduced as a result of the Adviser's receipt of research services.

         The Adviser also places portfolio transactions for other advisory accounts. The Adviser will seek to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities for the Portfolio and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities available to the Portfolio. In making such allocations, the main factors considered by the Adviser will be the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held, and opinions of the persons responsible for recommending the investment.

ITEM 18.          CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio is a series of Standish, Ayer & Wood Master Portfolio, an open-end management investment company registered under the 1940 Act. The Portfolio Trust was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Interests in the Portfolio have no preemptive or conversion rights, and are fully paid and non-assessable, except as described in Part A. The Portfolio normally will not hold meetings of holders of such interests except as required under the 1940 Act or its declaration of trust. The Portfolio would be required to hold a meeting of holders in the event that at any time less than a majority of its Trustees holding office had been elected by holders. The Trustees of the Portfolio continue to hold office until their successors are elected and have qualified. Holders holding a specified percentage of interests in the Portfolio may call a meeting of holders in the Portfolio for the purpose of removing any Trustee. A Trustee of the Portfolio may be removed upon a majority vote of the interests held by holders in the Portfolio qualified to vote in the election. The 1940 Act requires the Portfolio to assist its holders in calling such a meeting. Upon liquidation of the Portfolio, holders in the Portfolio would be entitled to share pro rata in the net assets of the Portfolio available for distribution to holders. Each holder in the Portfolio is entitled to a vote in proportion to its percentage interest in the Portfolio.

ITEM 19.          PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING
                  OFFERED.

         Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933. See "General Description of Registrant," "Purchase of Securities Being Offered" and "Redemption or Repurchase" in Part A.

         The value of the Portfolio's net assets (i.e., the value of its securities and other assets less its liabilities, including expenses payable or accrued) is determined each day on which the New York Stock Exchange is open (a "Business Day"). Currently the New York Stock Exchange is not open on weekends, New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The value of the Portfolio's net assets is determined as of the close of regular trading on the New York Stock Exchange (currently 4:00 p.m., New York City time). Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. As of 4:00 p.m. (Eastern time) on each Business Day, the value of each investor's interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m. on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m. on such day plus or minus, as the case may be, the amount of the net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m. on the following Business Day.

         Portfolio securities are valued at the last sale prices, on the valuation day, on the exchange or national securities market on which they are primarily traded. Securities not listed on an exchange or national securities market, or securities for which there were no reported transactions, are valued at the last quoted bid prices. Securities for which quotations are not readily available and all other assets are valued at fair value as determined by the Adviser in accordance with procedures approved by the Trustees.

         Money market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees determine during such sixty-day period that amortized cost does not represent fair value.

         The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities. The Portfolio will select such securities in a manner it considers equitable, regardless of which securities were deposited by the investor or the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest-holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 20.          TAX STATUS.

         The Portfolio will be treated as a partnership for federal income tax purposes. As such, the Portfolio is not subject to federal income taxation. Instead, each investor in the Portfolio that is subject to federal income taxation must take into account, in computing its federal income tax liability, if any, its share of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio. Because certain investors in the Portfolio have qualified and elected or intend to qualify and elect to be treated as a "regulated investment company" ("RIC") under Subchapter M of the Code, the
Portfolio normally must satisfy the applicable source of income and diversification requirements in order for these investors to satisfy them. The Portfolio will allocate at least annually among its investors, each investor's distributive share of the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit. The Portfolio will make allocations to an investor that qualifies as a RIC in accordance with the Code and applicable regulations and will make moneys available for withdrawal at appropriate times and in sufficient amounts to enable the investor to satisfy the tax distribution requirements that apply to the investor and that must be satisfied in order to avoid Federal income and/or excise tax on the investor. For purposes of applying the requirements of the Code regarding qualification as a RIC, the investor will be deemed (i) to own its proportionate share of each of the assets of the Portfolio and (ii) to be entitled to the gross income of the Portfolio attributable to such share.

         Limitations imposed by the Code on regulated investment companies may restrict the Portfolio's ability to enter into futures, options or currency forward transactions.

         Certain options, futures or currency forward transactions undertaken by the Portfolio may cause the Portfolio to recognize gains or losses from marking to market even though the Portfolio's positions have not been sold or terminated and affect the character as long-term or short-term (or, in the case of certain options, futures or forward contracts, as ordinary income or loss) and timing of some capital gains and losses realized by the Portfolio and allocable to an investor in the Portfolio. Any net mark to market gains may also have to be distributed by an investor that is a RIC to satisfy the distribution requirements referred to above even though no corresponding cash amounts may concurrently be received, possibly requiring the disposition by the Portfolio of portfolio securities or borrowing to obtain the necessary cash. Also, certain of the Portfolio's losses on the Portfolio's transactions involving options, futures or forward contracts and/or offsetting Portfolio positions may be deferred rather than being taken into account currently in calculating the Portfolio's taxable income or gain. Certain of the applicable tax rules may be modified if the Portfolio is eligible and chooses to make one or more of certain tax elections that may be available. Because an investor's income, gains and losses consist primarily of its share of the income, gains and losses of the Portfolio, which are directly affected by the provisions described in this paragraph, these transactions may affect the amount, timing and character of the distributions to shareholders by an investor that qualifies as a RIC. The Portfolio will take into account the special tax rules (including consideration of available elections) applicable to options, futures or forward contracts in order to minimize any potential adverse tax consequences.

         The Federal income tax rules applicable to interest rate or currency swaps, caps, floors and collars are unclear in certain respects, and the Portfolio may be required to account for these instruments under tax rules in a manner that, under certain circumstances, may limit its transactions in these instruments.

         Foreign exchange gains and losses realized by the Portfolio in connection with certain transactions involving foreign currency-denominated debt securities, if any, certain foreign currency futures and options, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Section 988 of the Code, which generally causes such gains and losses to be treated as ordinary income and losses and, because certain RICs are expected to invest in the Portfolio, may affect the amount, timing and character of the distributions to shareholders of an investor that is a RIC. In some cases, elections may be available that would alter this treatment. Any such transactions that are not directly related to the Portfolio's investment in stock or securities, possibly including speculative currency positions or currency derivatives not used for hedging purposes, may increase the amount of gain it is deemed to recognize from the sale of certain investments held for less than three months. The share of such gain of an investor qualifying as a RIC (plus any such gain the investor may realize from other sources) is limited under the Code to less than 30% of such investor's annual gross income, and such transactions could under future Treasury regulations produce income not among the types of "qualifying income" from which the investor must derive at least 90% of its annual gross income.

         The Portfolio may be subject to withholding and other taxes imposed by foreign countries with respect to its investments in foreign securities. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. The shareholders of an investor that qualifies as a RIC would be entitled to claim U.S. foreign tax credits or deductions with respect to such taxes, subject to certain provisions and limitations contained in the Code, only if more than 50% of the value of the investor's total assets at the close of any taxable year were to consist of stock or securities of foreign corporations and the investor were to file an election with the Internal Revenue Service. The investments of the Portfolio are such that investors that are RICs generally will not meet this 50% requirement.

         If the Portfolio acquires stock in certain non-U.S. corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, rents, royalties or capital gain) or hold at least 50% of their assets in investments producing such passive income ("passive foreign investment companies"), an investor could be subject to Federal income tax and additional interest charges on its allocable portion of "excess distributions" received from such companies or gain from the sale of stock in such companies, even if all income or gain actually allocated to the investor is timely distributed to its shareholders. An investor that is a RIC would not be able to pass through to its shareholders any credit or deduction for such a tax. Certain elections may, if available, ameliorate these adverse tax consequences, but any such election would require the investor to recognize taxable income or gain without the concurrent receipt of cash. The Portfolio may limit and/or manage its stock holdings, if any, in passive foreign investment companies to minimize the investor's tax liability or maximize its return from these investments.

         Distributions by an investor in the Portfolio that qualifies as a RIC to its corporate shareholders would potentially qualify in their hands for the corporate dividends received deduction, subject to certain holding period requirements and limitations on debt financing under the Code, only to the extent the RIC investor was properly allocated dividend income from the Portfolio's stock investments in U.S. domestic corporations. A portion of a RIC investor's distributions, attributable to its distributive share of the dividends the Portfolio receives with respect to such stocks, will generally qualify as dividends in the hands of the RIC for purposes of the RIC's being able to make distributions that may qualify for the dividends received deduction.

         Non-U.S. investors not engaged in a U.S. trade or business with which their investment in the Portfolio is effectively connected will be subject to U.S. Federal income tax treatment that is different from that described above. These investors may be subject to nonresident alien withholding tax at the rate of 30% (or a lower rate under an applicable treaty) on certain amounts treated as ordinary income allocated to them by the Portfolio, except to the extent a withholding tax exemption may be available. Such an exemption will not, however, be available for dividend income and certain other income. Non-U.S. investors should consult their tax advisers regarding such treatment and the application of foreign taxes to an investment in the Portfolio.

         There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

ITEM 21.          UNDERWRITERS.

         Not applicable.

ITEM 22.          CALCULATION OF PERFORMANCE DATA.

         Not applicable.

ITEM 23.          FINANCIAL STATEMENTS.

         Investors will receive the Portfolio's unaudited semi-annual reports and annual reports audited by the Portfolio's independent accountants.

                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                STANDISH SMALL CAPITALIZATION EQUITY PORTFOLIO II


                                     PART C

ITEM 24.          FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS

         Not applicable.

         (b)      EXHIBITS

         1(a).    Declaration of Trust of the Registrant.**

         1(b) Establishment and Designation of Series for Standish Small Capitalization Equity Portfolio II.*

         2.       By-Laws of the Registrant.**

         5(a). Form of Investment Advisory Agreement between the Registrant, with respect to Standish Fixed Income Portfolio, and Standish, Ayer & Wood, Inc. ("Standish").**

         5(b). Form of Investment Advisory Agreement between the Registrant, with respect to Standish Equity Portfolio, and Standish.**

         5(c).    Form of Investment  Advisory Agreement between the Registrant,
                  with   respect  to  Standish   Small   Capitalization   Equity
                  Portfolio, and Standish.**

         5(d). Form of Investment Advisory Agreement between the Registrant, with respect to Global Fixed Income Portfolio, and Standish International Management Company, L.P.**

         5(e). Investment Advisory Agreement between the Registrant with respect to Standish Small Capitalization Equity Portfolio II and Standish.*

------------------------
*        Filed herewith
**       Filed as exhibit to Portfolio Trust's Registration Statement on Form
N-1A (File No. 811-07603) on April 25, 1996 and incorporated by reference herein.

         8(a). Master Custody Agreement between the Registrant and Investors Bank & Trust Company.**

         8(b).    Amendment dated October 5, 1996 to Master Custody Agreement.*

         9(a). Administration Agreement between the Registrant and IBT Trust Company (Cayman) Ltd.**

         9(b).    Amendment   dated  October  5,  1996  to  the   Administration
                  Agreement.*

         19(a).   Power of Attorney (Richard S. Wood).*

         19(b). Power of Attorney (Samuel C. Fleming, Benjamin M. Friedman, John H. Hewitt, Edward H. Ladd, Caleb Loring III, Richard S. Wood and D. Barr Clayson)..*

         19(c)    Power of Attorney (Anne P. Herrmann).*

------------------------
*        Filed herewith
**       Filed as exhibit to Portfolio Trust's Registration Statement on Form
N-1A (File No. 811-07603) on April 25, 1996 and incorporated by reference herein.


ITEM 25.          PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH
                  REGISTRANT.

         Not applicable.

ITEM 26.          NUMBER OF HOLDERS OF SECURITIES.


                      TITLE OF CLASS                  NUMBER OF RECORD HOLDERS
              Series of Beneficial Interests         (as of September 30, 1996)
Standish Fixed Income Portfolio                                  465
Standish Equity Portfolio                                        142
Standish Small Capitalization Equity Portfolio                   423
Standish Global Fixed Income Portfolio                           49

--------
** Filed as an exhibit to the Portfolio  Trust's  Registration
Statement on Form N-1A (File No. 811-07603) on April 25,1996 and incorporated by reference herein.


ITEM 27.          INDEMNIFICATION.

         Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as an Exhibit herewith.

         Under the Registrant's Declaration of Trust, any past or present Trustee or officer of the Registrant is indemnified to the fullest extent permitted by law against liability and all expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be a party or is otherwise involved by reason of his being or having been a Trustee or officer of the Registrant. The Declaration of Trust of the Registrant does not authorize indemnification where it is determined, in the manner specified in the Declaration, that such Trustee or officer has not acted in good faith in the reasonable belief that his actions were in the best interest of the Registrant. Moreover, the Declaration does not authorize indemnification where such Trustee or officer is liable to the Registrant or its investors by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such Trustee, officer or controlling person against the Registrant in connection with the securities being registered, and the Commission is still of the same opinion, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 28.          BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

STANDISH, AYER & WOOD, INC. AND STANDISH INTERNATIONAL
MANAGEMENT COMPANY, L.P.:

         The business and other connections of the officers and Directors of Standish, the investment adviser to all series of the Registrant other than Standish Global Fixed Income Portfolio, are listed on the Form ADV of Standish as currently on file with the Commission (File No. 801-584). The business and other connections of the officers and partners of Standish International Management Company, L.P. ("Standish International"), the investment adviser to Standish Global Fixed Income Portfolio, are listed on the Form ADV of Standish International as currently on file with the Commission (File No. 801-639338). The following sections of each such Form ADV are incorporated herein by reference:

                  (a)      Items 1 and 2 of Part 2;

                  (b)      Section IV, Business Background, of each Schedule D.

ITEM 29.          PRINCIPAL UNDERWRITERS.

         Not applicable.

ITEM 30.          LOCATION OF ACCOUNTS AND RECORDS.

         The Registrant maintains the records required by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 to 31a-3 inclusive thereunder at its registered office, located in care of IBT Trust Company (Cayman) Ltd., The Bank of Nova Scotia Building, George Town, Grand Cayman, Cayman Islands, British West Indies. Certain records, including records relating to the Registrant's shareholders and the physical possession of its securities, may be maintained pursuant to Rule 31a-3 at the main offices of the Registrant's custodian.

ITEM 31.          MANAGEMENT SERVICES.

         Not applicable.

ITEM 32.          UNDERTAKINGS.

         Not applicable.

SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in Tuckerstown, Bermuda on the 5th day of October, 1996.

                                                  STANDISH, AYER & WOOD MASTER
                                                  PORTFOLIO



                                             By: /s/ Richard S. Wood
                                                   Name:  Richard S. Wood
                                                  Title:   President

                                  EXHIBIT INDEX



EXHIBIT NO.                        DESCRIPTION


         1(b) Establishment and Designation of Series for Standish Small Capitalization Equity Portfolio II.

         5(e). Investment Advisory Agreement between the Registrant with respect to Standish Small Capitalization Equity Portfolio II and Standish.

         8(b).    Amendment dated October 5, 1996 to Master Custody Agreement.

         9(b).    Amendment   dated  October  5,  1996  to  the   Administration
                  Agreement.

         19(a).   Power of Attorney (Richard S. Wood).*

         19(b). Power of Attorney (Samuel C. Fleming, Benjamin M. Friedman, John H. Hewitt, Edward H. Ladd, Caleb Loring III, Richard S. Wood and D. Barr Clayson)..*

         19(c)    Power of Attorney (Anne P. Herrmann).*